Exhibit 99.1

                             Milestone Capital, Inc.
                       26 West Dry Creek Circle, Ste. 600
                               Littleton, CO 80120
                                  303-794-9450
                                Fax 303-794-9457



FOR IMMEDIATE RELEASE
---------------------

DENVER- January 3, 2002, Milestone Capital, Inc. (OTC BB: "MLSP") announced today that it has entered into a definitive share exchange agreement to acquire privately held EliteAgents, Inc., located in Fairfield, New Jersey, effective as of today.

EliteAgents, Inc. is a provider of financial services, headquartered in Fairfield, New Jersey. EliteAgents currently offers mortgage originations that are sold through a dual distribution network. The first is comprised of a sales force of professional loan officers who sell directly to borrowers. These same professionals build and manage a second level of distribution which is comprised of financial planners, attorneys, realtors, bankers, builders and others who can originate mortgages for their customers and earn commissions for doing so. EliteAgents has patents pending on proprietary software that greatly facilitates this process.

To consummate the acquisition Milestone is issuing 72,000,000 common shares of its no par value authorized but unissued common shares. Following the consummation of the acquisition, Milestone's outstanding common shares will total 80,000,000. Also in connection with the acquisition Earnest Mathis has resigned as the sole officer and director of Milestone and five new directors were elected to the board: Charles J. DeMory, Howard J. Conyack, Jr., John Mangel, III, John M. Dunn, and John Mangel, II.

Prior to the acquisition, Milestone's business activities were limited to finding and evaluating businesses that would be suitable for acquisition or merger.

Certain statements contained herein that are not historical facts constitute "forward-looking statements" within the meaning of the Federal Securities Laws. In addition, when used herein the words "anticipates," "intends," "seeks," "believes," "estimates," "plans," "expects" and similar expressions as they relate to Milestone or EliteAgents or their management are intended to identify such forward-looking statements. Such statements are subject to a number of risks and uncertainties. Milestone's and EliteAgents' actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or

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contribute to such differences include, but are not limited to, adverse economic conditions, changes in corporate strategy, availability of capital and intensifying competition. Milestone and EliteAgents undertake no obligation to revise these forward-looking statements to reflect any future events or circumstances.

Contact information:  Charles "Chuck" DeMory, EliteAgents, Inc. 973-808-5770
                      Earnest Mathis, Milestone Capital, Inc. 303-794-9450